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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT
                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported): June 27, 1997

                          MORGAN STANLEY ABS CAPITAL I INC.
               (Exact name of registrant as specified in its charter)


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               DELAWARE                                333-19779                           13-3939229
(State or Other Jurisdiction Incorporation)    (Commission File Number)     (I.R.S. Employer of Identification Number)

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                             ___________________________
                                    1585 BROADWAY
                                      2ND FLOOR
                              NEW YORK, NEW YORK 10036
                            (PRINCIPAL EXECUTIVE OFFICES)
                                   (212) 761-4000


Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

Description of the Certificates and the Mortgage Pool

    On June 27, 1997, a single series of certificates, entitled Ocwen Mortgage Loan Asset Backed Certificates, Series 1997-1 (the "Certificates"), were issued pursuant to a pooling and servicing agreement among Morgan Stanley ABS Capital I Inc. (the "Depositor"), Ocwen Federal Bank FSB, as Seller and Master Servicer, LMAC, Inc., as Seller, and Texas Commerce Bank National Association, as Trustee (the "Pooling and Servicing Agreement"). The Certificates consist of five classes: the Class A-1 and Class A-2 Certificates (collectively, the "Class A Certificates"), the Class X-1 and Class X-2 Certificates (collectively, the "Class X Certificates") and the Residual Certificates (the "Class R Certificates"). The Certificates will represent in the aggregate the entire beneficial ownership in a trust fund (the "Trust Fund") consisting primarily of a segregated pool (the "Mortgage Pool") of conventional, one- to four-family mortgage loans, all of which are secured by first liens, having original terms to maturity ranging from 15 years to 30 years (the "Mortgage Loans"). The Mortgage Pool will consist of a group of fixed-rate Mortgage Loans (the "Fixed Rate Group") and a group of adjustable-rate Mortgage Loans (the "Adjustable Rate Group") having an aggregate principal balance as of June 1, 1997 (the "Cut-off Date") of approximately $104,845,480. The Mortgage Loans were purchased by the Depositor from the Sellers pursuant to the Pooling and Servicing Agreement and conveyed by the Depositor to the Ocwen Mortgage Loan Asset Backed Trust, Series 1997-1 pursuant the Pooling and Servicing Agreement.


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    The Fixed Rate Group consists of approximately 211 fixed-rate Mortgage
Loans having an aggregate principal balance as of the Cut-off Date, after application of scheduled payments due on or prior to the Cut-off Date whether or not received, of approximately $17,727,255, subject to a permitted variance of plus or minus 5%. The Mortgage Loans in the Fixed Rate Group have annual rates at which such Mortgage Loans bear interest ("Mortgage Rates") that are fixed and range from 8.25% per annum to 14.99% per annum, with a weighted average Mortgage Rate as of the Cut-off Date of approximately 10.69% per annum. As of the Cut-off Date, the Mortgage Loans in the Fixed Rate Group will have a weighted average remaining term to a maturity of approximately 336 months.

    The Adjustable Rate Group consists of approximately 685 adjustable-rate Mortgage Loans having an aggregate principal balance as of the Cut-off Date, after application of scheduled payments due on or prior to the Cut-off Date whether or not received, of approximately $87,118,227, subject to a permitted variance of plus or minus 5%. Each Mortgage Loan in the Adjustable Rate Group provides for semi-annual adjustment to the Mortgage Rate thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided, however, that the first Adjustment Date for 2.33% of the Mortgage Loans will occur after an initial period of one year, in the case of 69.30% of the Mortgage Loans two years, in the case of 1.61% of the Mortgage Loans three years, and in the case of 0.05% of the Mortgage Loans five years, each by aggregate principal balance of the Mortgage Loans in the Adjustable Rate Group as of the Cut-off Date, from the origination thereof. On each Adjustment Date for each Mortgage Loan in the Adjustable Rate Group, the Mortgage Rate thereon will be adjusted to equal the sum, rounded to the nearest multiple of 0.125%, of the Index and a fixed percentage amount (the "Gross Margin"), subject to periodic and lifetime limitations as described herein. None of the Mortgage Loans in the Adjustable Rate Group permits the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

    As of the Cut-off Date, the Mortgage Loans in the Adjustable Rate Group have Mortgage Rates ranging from 6.13% per annum to 14.50% per annum, a weighted average Mortgage Rate of approximately 9.94% per annum, a weighted average months to next rate adjustment of 17 months, Gross Margins ranging from 3.45% to 8.50% and a weighted average Gross Margin of approximately 6.02%. As of the Cut-off Date, the Mortgage Loans in the Adjustable Rate Group will have a weighted average remaining term to maturity of approximately 358 months.

    The Class A Certificates were sold to Morgan Stanley & Co. Incorporated, an affiliate of the Depositor, pursuant to an Underwriting Agreement, dated June 19, 1997 between Morgan Stanley & Co. Incorporated and the Depositor. The Class X Certificates and the Class R Certificates were delivered by the Depositor to the Sellers as partial consideration for the purchase of the Mortgage Loans.

    The Class A Certificates, and the Mortgage Loans are more particularly described in the Prospectus, dated June 5, 1997, and the Prospectus Supplement, dated June 19, 1997, as previously filed with the Securities and Exchange Commission pursuant to Rule 424(b). The Class X and Class R Certificates have not been and will not be publicly offered by the Depositor. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Prospectus Supplement.


 Item 7.  FINANCIAL STATEMENTS AND EXHIBITS


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         (a)       Not applicable

         (b)       Not applicable

         (c)       Exhibits



    EXHIBIT NO.                   DESCRIPTION

      4.1 Pooling and Servicing Agreement, dated as of June 1, 1997, among Morgan Stanley ABS Capital I Inc., as Depositor, Ocwen Federal Bank FSB and LMAC, Inc., as Sellers, and Ocwen Federal Bank FSB, as Master Servicer

                        SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  July 25, 1997

                                  MORGAN STANLEY ABS CAPITAL I INC.



                                  By:   /s/ James Fadel
                                     ------------------------------
                                  Name:   James Fadel
                                  Title:  Vice President


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